Exhibit 8.1
September 14, 2026
Medtronic, Inc.
Medtronic Operational Headquarters
710 Medtronic Parkway
Minneapolis, MN 55432
Ladies and Gentlemen:
Medtronic plc (“Medtronic Parent”), an Ireland public limited company, is the parent entity of a worldwide group of U.S. and foreign entities (the “Medtronic Worldwide Group”). We have acted as special tax counsel to Medtronic, Inc. (“Medtronic”), a Minnesota corporation and member of the Medtronic Worldwide Group, in connection with the separation of the assets and operations relating to Medtronic Parent’s diabetes business from the assets and operations of Medtronic Parent’s remaining businesses (the “Separation”), including the proposed distribution by Medtronic Parent to its shareholders of the common stock of MiniMed Group, Inc. (“MiniMed”), a Delaware corporation, pursuant to an offer to exchange shares of Medtronic Parent common stock for shares of MiniMed common stock (the “External Split-Off”). This letter sets forth our opinion as to certain U.S. federal income tax consequences of the External Split-Off (the “Opinion”).1
In rendering this Opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the letter furnished to Medtronic Parent by Goldman Sachs & Co. LLC, dated as of September 11, 2026, regarding the corporate business purposes for the Separation, including the External Split-Off (the “Business Purpose Letter”); (ii) the registration statement on Form S-4 filed by MiniMed with the Securities and Exchange Commission (the “SEC”) on September 14, 2026, together with the exhibits thereto, as amended (the “Registration Statement”); (iii) the registration statement on Form S-1 filed by MiniMed with the SEC on December 19, 2025, together with the exhibits thereto, as amended (the “IPO Registration Statement”); (iv) all other submissions to the SEC related to the Registration Statement and the IPO Registration Statement, including the preliminary prospectus filed by
1     Unless otherwise indicated, all “section” references herein are to the Internal Revenue Code of 1986, as amended (the “Code”), or to the Treasury Department regulations promulgated thereunder (“Treasury Regulations”).

MiniMed with the SEC on September 14, 2026, including the documents incorporated by reference therein; (v) the agreements described in the Registration Statement and the IPO Registration Statement; (vi) the officers’ certificate furnished to us by Medtronic Parent and Medtronic, dated as of September 11, 2026, together with the exhibits thereto (the “Medtronic Officers’ Certificate”); (vii) the officer’s certificate furnished to us by MiniMed, dated as of September 11, 2026, together with the exhibits thereto (together with the Medtronic Officers’ Certificate, the “Officers’ Certificates”); and (viii) such other documents as we have considered necessary or appropriate as a basis for this Opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic, electronic, or facsimile copies, and the authenticity of the originals of such documents.
As to certain facts material to this Opinion, we have relied upon the statements, representations, and covenants set forth in the Officers’ Certificates. We have assumed that such statements, representations, and covenants are true, correct, and complete as of the date hereof and will continue to be true, correct, and complete without regard to any qualification as to knowledge, belief, or otherwise. This Opinion is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations, and warranties set forth in the documents referred to above, including those contained in the Officers’ Certificates and the Business Purpose Letter. Any change or inaccuracy in or to such facts, information, covenants, representations, or warranties (including on account of events occurring after the consummation of the External Split-Off) could affect our conclusions stated herein. This Opinion further assumes and is expressly conditioned on the following:
1.    The steps of the Separation, including any such steps that occur after the date hereof, were or will be implemented in the manner and on the terms described in the documents referred to above.
2.    The External Split-Off will be oversubscribed, and Medtronic Parent will accept an additional number of Medtronic ordinary shares for exchange such that all of the shares of MiniMed common stock held by Medtronic Parent will be distributed to tendering Medtronic Parent shareholders pursuant to the External Split-Off.
3.    On the date of the External Split-Off, an appropriate officer of each of Medtronic Parent, Medtronic, and MiniMed will execute an officer’s certificate containing representations and covenants similar in form and substance to those set forth in the Officers’ Certificates.
4.    On the date of the External Split-Off, we will deliver an opinion to Medtronic regarding certain U.S. federal income tax consequences of the External Split-Off, as described herein and in the Registration Statement.
This Opinion is based on the Code, the Treasury Regulations, judicial decisions, published rulings and procedures of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date hereof. It should be noted that the authorities upon which this Opinion is based are subject to change at any time, possibly with retroactive effect. Any change in such authorities could affect our conclusions expressed herein. Moreover, there can be no assurance that this Opinion will be accepted by the Service or, if challenged, by a court. Except as set forth herein, we express no opinions or views regarding the U.S. federal income tax consequences of the External Split-Off, the Separation, or any of the transactions contemplated thereby or executed in connection therewith.
Based upon and subject to the foregoing, it is our opinion that, under current U.S. federal income tax law:
1.    Medtronic Parent will not recognize any gain or loss on the External Split-Off. Section 355(c).
2.    A Medtronic Parent shareholder will not recognize gain or loss, and no amount will be includible in income, for U.S. federal income tax purposes, as a result of the receipt of shares of MiniMed common stock in the External Split-Off, except with respect to any cash received in lieu of fractional shares of MiniMed common stock. Section 355(a)(1).
3.    A Medtronic Parent shareholder’s aggregate tax basis in its MiniMed common stock received in the External Split-Off (including any fractional share interest in MiniMed common stock deemed received) will equal such shareholder’s tax basis in its Medtronic Parent common stock, immediately before the External Split-Off, exchanged therefor. Section 358(a)(1).
4.    A Medtronic Parent shareholder’s holding period for MiniMed common stock received in the External Split-Off (including any fractional share interest in MiniMed common stock deemed received) will include the holding period for that shareholder’s Medtronic Parent common stock exchanged therefor, provided such Medtronic Parent common stock is held as a capital asset on the date of the External Split-Off. Section 1223(1).
5.    A Medtronic Parent shareholder who receives cash in lieu of fractional shares of MiniMed common stock in the External Split-Off will recognize gain or loss measured by the difference between the basis of the fractional share interest deemed to be received, as determined above, and the amount of cash received. Section 1001. Any gain or loss will be treated as a capital gain or loss, provided the share of stock is held as a capital asset on the date of the External Split-Off. Sections 1221 and 1222.
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This Opinion has been prepared exclusively for Medtronic and may not be relied upon by anyone other than Medtronic without our prior written consent. This Opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this Opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.
We are furnishing this Opinion to you solely in connection with the External Split-Off and the Registration Statement. We hereby consent to the use of our name under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement and to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP
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